Exhibit 99.1

16020 Industrial Drive, Gaithersburg, Maryland 20877 USA Phone: (301) 869-9800, Fax: (301) 208-3798

FOR IMMEDIATE RELEASE

CONTACTS:

George Migausky	Jonathan Fassberg (investors)	Paul Caminiti or Andrew Cole (media)
BioVeris Corporation	The Trout Group	Citigate Sard Verbinnen
(301) 869-9800, ext. 2013	(212) 477-9007, ext. 16	(212) 687-8080

   BIOVERIS COMMENCES INVESTIGATION OF MESO SCALE DIAGNOSTICS AND FILES COMPLAINT IN DELAWARE COURT

GAITHERSBURG, MD, June 15, 2004 — BioVeris Corporation (NASDAQ: BIOV) announced today that the Audit Committee of the Board of Directors of BioVeris has commenced an investigation into a series of transactions undertaken by Meso Scale Diagnostics, LLC (“MSD”) involving the actual or proposed purchase by MSD of residential real property and luxury automobiles. MSD is a company jointly owned by BioVeris and Meso Scale Technologies, LLC (“MST”), a company wholly-owned by Jacob N. Wohlstadter, the son of Samuel J. Wohlstadter, BioVeris’s Chief Executive Officer. The recently discovered transactions, which are believed to have a total cost of approximately $7 million, were apparently entered into by MSD upon Jacob Wohlstadter’s sole approval and without BioVeris’s knowledge.

BioVeris also today filed an action in the Court of Chancery of the State of Delaware seeking Court confirmation that BioVeris remains entitled to designate a member of the Board of Managers of MSD, and asking the Court of Chancery to enter an order prohibiting MSD from taking any actions outside the ordinary course of MSD’s business without providing prior notice to BioVeris. The complaint alleges that MST and Jacob Wohlstadter have invalidly asserted that Dr. Richard Massey, the President of BioVeris, was removed from the Board of Managers of MSD immediately upon MSD’s and MST’s election to begin a valuation process in April, 2004, that could lead to the purchase by MSD or MST of all of BioVeris’s interests in MSD.

BioVeris has made a formal demand upon MSD to permit it to inspect MSD’s accounting books and records, in furtherance of the Audit Committee’s investigation and in order to permit BioVeris to have the financial information necessary to present its consolidated financial statements. In order for BioVeris to release its financial results for the year ended March 31, 2004, it requires the audited financial information of MSD. FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, was adopted by BioVeris as of March 31, 2004 and accordingly, the Company is required to consolidate the financial results of MSD.

BioVeris cannot complete its Form 10-K, which must include consolidated financial statements audited by its independent accountant, PricewaterhouseCoopers LLP, until the Audit Committee is able to complete its investigation, which will include a detailed inspection and evaluation of MSD’s financial records. Since BioVeris is not certain as to when it will receive the necessary information from MSD and how long the investigation will take, BioVeris may delay the filing of its Annual Report on Form 10-K with the Securities and Exchange Commission past the due date of June 29, 2004.

BioVeris Corporation is an international health care company dedicated to the commercialization, directly and through collaborations and alliances, of innovative, technology-based products and services intended to improve the quality of life. The company applies its expertise in biotechnology, detection systems, and clinical diagnostics to the development of new and proprietary products and pursues collaborative arrangements to identify new health care product opportunities, accelerate product development, and enhance its global capabilities and competitiveness. BioVeris is headquartered in Gaithersburg, Maryland. More information about the company can be found at www.bioveris.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris’ future financial performance. All statements in this press release that are not historical facts, including any statements about the pending investigation described above and the public dissemination of future financial results are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management’s current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris’ ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s web site at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris’ SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.